EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Finance Trust Announces Offering of
Series A Cumulative Redeemable Perpetual Preferred Stock

New York, NY, March 21, 2019 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) today announced the launch of an underwritten public offering of its Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”), under its existing shelf registration statement. The underwriters are expected to be granted a 30-day option to purchase additional shares of Series A Preferred Stock. The Company will apply to list the shares of Series A Preferred Stock on the Nasdaq Global Select Market.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include purchases of additional properties.

The joint bookrunning managers for the offering are BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated. Lead Manager for the offering is FBR Capital Markets & Co., a B. Riley Financial Company. Co-managers for the offering are Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., William Blair & Company, L.L.C. and Boenning & Scattergood, Inc.

About American Finance Trust, Inc.

AFIN is a publicly traded real estate investment trust focused on managing and acquiring a high-quality single and multi-tenant portfolio that is service-retail focused. The portfolio consists of a strong, creditworthy tenant base and is well positioned for growth. Additional information about AFIN can be found at its website at www.americanfinancetrust.com.

Important Notice

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the prospectus and the prospectus supplement, subject to completion, relating to these securities may be obtained from BMO Capital Markets Corp. or Stifel, Nicolaus & Company, Incorporated. You should direct any requests to BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York 10036 or by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com; or to Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, Maryland 21202 or by telephone at (855) 300-7136 or by email at syndprospectus@stifel.com. You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission (the “Commission”) for free by visiting the Commission’s website at http://www.sec.gov.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of AFIN’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in AFIN’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contact

Investors and Media: Email: investorrelations@americanfinancetrust.com Phone: (866)-902-0063